Exhibit 99(b)

THE SAVINGS AND PROFIT SHARING FUND
OF
SEARS EMPLOYEES
TRUST AGREEMENT

As amended and restated
effective as of June 30, 1995

THE SAVINGS AND PROFIT SHARING FUND
OF
SEARS EMPLOYEES
TRUST AGREEMENT

This agreement ("Trust Agreement"), as of June 30, 1995 (the
"Effective Date") by and between Sears, Roebuck and Co., a New York corporation (the "Company"), and The Northern Trust Company of New York, a Limited Purpose Trust Company organized under the laws of the state of New York, as Trustee (the "Trustee").

ARTICLE
History and Background

1.1 In General. This Trust Agreement constitutes an amendment, restatement and continuation, effective as of the day and year first above written, of the Trust Agreement entered into by and between the Company and the Trustee as of January 1, 1995 under The Savings and Profit Sharing Fund of Sears Employees (the "Plan"). The Plan consists of both a profit sharing plan intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code") and an employee stock ownership plan intended to qualify as a stock bonus plan under section 401(a) of the Code and as an employee stock ownership plan under section 4975(e)(7) of the Code. The parties intend the Trust to be a long-term investor in common shares of the Company ("Company Shares"), and that, regardless of the short-term effects of a continuing investment in the Company Shares, the Trustee shall not dispose of any such Shares except to the extent required for the day-to-day administration of the Plan and except as provided in accordance with Section 4.5 hereof.

Prior to December 20, 1989, the Plan consisted solely of a profit sharing plan. Effective as of that date, the Plan was amended to add a leveraged employee stock ownership feature in order to permit employees to participate more fully in shareholder decisions and the enhancement of shareholder value and to thereby assure an employee work force motivated by the long-term interests of the Company. Company Shares acquired with the proceeds of the employee stock ownership loan are held under a separate trust agreement with The United States Trust Company of New York until such shares are released for allocation to the accounts of Plan participants and transferred to this Trust.

1.2 Split Up of Plan. Prior to the Effective Date, the Plan included assets attributable to a profit sharing and stock bonus plan feature, a leveraged employee stock ownership plan feature ("ESOP") and a tax credit employee stock ownership feature ("ESOF"). As of the Effective Date the Plan was split into two separate plans: (1) a profit sharing and stock bonus plan and leveraged employee stock ownership plan providing benefits to eligible employees of the Company and its affiliates (exclusive of The Allstate Corporation and its subsidiaries (the "Allstate Group")), which continued to hold the assets attributable to the profit sharing and stock bonus plan, ESOF and ESOP features of the Plan which were allocable to employees and former employees of the Company and its affiliates other than the Allstate Group and certain of the assets held in the ESOP suspense account, and which continued to be known as The Savings and Profit Sharing Fund of Sears Employees; and (2) a profit sharing and stock bonus plan and leveraged employee stock ownership plan providing benefits to eligible employees of the Allstate Group, to which were transferred the assets attributable to the profit sharing and stock bonus plan, ESOF and ESOP features of the Plan which were allocable to employees and former employees of the Allstate Group, and which is known as The Savings and Profit Sharing Fund of Allstate Employees.

1.3 Spinoff of Dean Witter, Discover & Co. Prior to June 30, 1993, Dean Witter, Discover & Co. ("DWDC") and its affiliates were members of the controlled group of corporations (within the meaning of Section 414(b) of the Code) that included the Company. On June 30, 1993, all of the shares of DWDC held by the Company were distributed to the shareholders of the Company as a spinoff dividend and DWDC thereby ceased to be a member of the controlled group of corporations that includes the Company. As a result of the spinoff of DWDC from the Company, Company Shares which had been held in participants' accounts under the Plan were converted into Company Shares and shares of DWDC that were received as dividends with respect to such Company Shares. The Company Shares and the dividended DWDC shares each represent a portion of the value of the pre-spinoff investments of participants' accounts in Company Shares. Accordingly, the Company determined that in order to provide participants with the opportunity to continue to hold the same economic investment following the DWDC spinoff as before and enhanced investment flexibility following the spinoff, the Plan shall provide for not only a Company Shares Fund and a Supplement
C Shares Fund, but also a DWDC Shares Fund. Subject to the provisions of the Plan, participants may elect to continue holding shares of DWDC in their accounts under the Plan, or may elect to sell all or a portion of such shares and reinvest the proceeds in the Company Shares Fund. Any election by a participant pursuant to the immediately preceding sentence shall constitute a direction by such participant, and the absence of an affirmative election by a participant to sell any portion of the DWDC shares allocated to his or her account shall constitute a direction by such participant for such portion of his or her account to remain invested in DWDC shares. Notwithstanding the foregoing, if the Trustee determines that any direction by a participant as aforesaid is not "proper" under Section 403(a) of ERISA, and that following such direction would constitute a violation of ERISA, the Trustee shall have the absolute discretion to disregard such direction and to take such action or actions as it deems appropriate under the circumstances to properly discharge its fiduciary duties. In particular, the rights of participants either to continue to hold shares of DWDC for investment in their accounts or to direct that such shares be sold and the sale proceeds reinvested in Company Shares shall be subject to a determination by the Trustee that the continued holding or the sale of shares of DWDC and reinvestment in Company Shares, as the case may be, is appropriate in light of prudent investment standards including considerations of diversification, and the Trustee shall have absolute discretion at any time to require either the sale and reinvestment in Company Shares or the continued holding of all or any portion of the shares of DWDC allocated to participants' accounts without regard to any election or the failure to elect by a participant with respect to such sale or continued holding. In considering any sales of shares of DWDC in connection with the foregoing determinations (whether such sales are to be made at the election of participants or upon the determination of the Trustee without regard to any election or failure to elect by participants) the Trustee shall act in accordance with the best interests of participants to protect the value of Plan assets. The DWDC Shares Fund is provided solely to permit the continued holding of shares of DWDC allocated to participants' accounts as a result of the spinoff of DWDC. Accordingly, no future contributions or investment transfers may be made to the DWDC Shares Fund.

1.4 Spinoff of The Allstate Corporation. Prior to the Effective Date, The Allstate Corporation ("Allstate") and its subsidiaries were members of the controlled group of corporations (within the meaning of section 414(b) of the Internal Revenue Code) that includes the Company. As of the Effective Date all of the shares of Allstate held by the Company will be distributed to the shareholders of the Company as a spinoff dividend and Allstate will thereby cease to be a member of the controlled group of corporations that includes the Company. As a result of the spinoff of Allstate from the Company on the Effective Date, Company Shares held in participants' accounts under the Plan will be converted into Company Shares and shares of Allstate that will be received as dividends with respect to such Company Shares. The Company Shares and the dividended Allstate shares will each represent a portion of the value of pre-spinoff investments of participants' accounts in Company Shares. Accordingly, the Company has determined that in order to provide participants with the opportunity to continue to hold the same economic investment following the Allstate spinoff as before and enhanced investment flexibility following the spinoff, the Plan shall provide for not only a Company Shares Fund, a Supplement C Shares Fund and a DWDC Shares Fund, but also an Allstate Shares Fund. Subject to the provisions of the Plan, shares of Allstate allocated to participants' accounts under the Plan shall, as soon as possible following the Effective Date as is consistent with prudent investment standards as determined by the Trustee, be sold (or exchanged for Company Shares) and the proceeds of such sales shall be applied to the purchase of Company Shares which shall be allocated to participants' accounts; provided, however, that at such time and in such manner as the Plan Administrator may specify, participants may elect to continue holding shares of Allstate in their accounts under the Plan. Participants who, pursuant to the election described in the preceding sentence, have elected to continue holding shares of Allstate in their accounts under the Plan, may, at such time and in such manner as the Plan Administrator may specify, elect to sell all or a portion of such shares and reinvest the proceeds in Company Shares. Any election by a participant pursuant to the immediately preceding sentence shall constitute a direction by such participant, and the absence of an affirmative election by a participant to sell any portion of the Allstate shares allocated to his or her account shall constitute a direction by such participant for such portion of his or her account to remain invested in Allstate shares. Notwithstanding the foregoing, if the Trustee determines that any direction by a participant as aforesaid is not "proper" under Section 403(a) of ERISA, and that following such direction would constitute a violation of ERISA, the Trustee shall have the absolute discretion to disregard such direction and to take such action or actions as it deems appropriate under the circumstances to properly discharge its fiduciary duties. In particular, the rights of participants either to continue to hold shares of Allstate for investment in their accounts or to direct that such shares be sold and the sale proceeds reinvested in Company Shares shall be subject to a determination by the Trustee that the continued holding or the sale of shares of Allstate and reinvestment in Company Shares, as the case may be, is appropriate in light of prudent investment standards including considerations of diversification, and the Trustee shall have absolute discretion at any time to require either the sale and reinvestment in Company Shares or the continued holding of all or any portion of the shares of Allstate allocated to participants' accounts without regard to any election or the failure to elect by a participant with respect to such sale or continued holding. In considering any sale of shares of Allstate in connection with the foregoing determinations (whether such sales are to be made at the election of participants or upon the determination of the Trustee without regard to any election or failure to elect by a participant) the Trustee shall act in accordance with the best interests of participants to protect the value of Plan assets. The Allstate Shares Fund is provided solely to permit the continued holding of shares of Allstate allocated to participants' accounts as a result of the spinoff of Allstate. Accordingly, no future contributions or reinvestment transfers may be made to the Allstate Shares Fund.

1.5 Qualification of Trust. The Company intends that the Trust herein created shall form a part of the Plan with respect to that portion of the Plan's assets as may be allocated to this Trust from time to time in accordance with the terms of this Trust Agreement and shall qualify under Section 401(a) of the Code for tax-exempt status under Section 501(a) of the Code; until advised to the contrary, the Trustee may assume the Trust is so qualified. The Company shall notify the Trustee of the name of the trustee of any other trust which is established by the Company from time to time as a part of the Plan.

ARTICLE II
Definitions

When used herein, the following terms shall have the following meanings. Unless otherwise specified, other terms used herein shall have the same definitions as provided in the Plan.

"Allstate" means The Allstate Corporation.

"Code" means the Internal Revenue Code of 1986, as from time to time amended.

"Committee" or "Investment Committee" means the committee provided for in Section 4.7 hereof.

"Company" means Sears, Roebuck and Co., a New York corporation, and any successor thereto that adopts this Trust Agreement as provided in Section 11.4 hereof.

"Company Shares" means common shares of the Company.

"Controlled Group Member" means a corporation, trade, or business if it and the Company are members of (a) a controlled group of corporations as defined in Section 414(b) of the Code, (b) under common control as defined in Section 414(c) of the Code, or (c) members of an affiliated service group as defined in Section 414(m) of the Code.

"DWDC" means Dean Witter, Discover and Co.

"Employer" means any entity (including the Company) that adopts the Plan and this Trust Agreement for the benefit of its employees.

"ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

"Investment Manager" means an investment manager as defined in
Section 3(38) of ERISA and appointed pursuant to the provisions of this Trust Agreement to manage part or all of the Trust Fund.

"Investment Portfolio" means the portion of the Trust Fund invested at the direction of an Investment Manager, as described in Section 4.8(e) hereof.

"Plan" means The Savings and Profit Sharing Fund of Sears
Employees, as amended from time to time.

"Plan Administrator" means the Profit Sharing Plan Administrator provided for in Section 4.6 hereof.
"Plan Year" means the fiscal year of the Plan, commencing January
1 of -each year and ending December 31 of the same year.

"Rollover Contribution" means a contribution to the Plan of an eligible rollover distribution, as described in Section 402(c)(4) of the Code or a rollover contribution as described in Section 408(d)(3) of the Code, resulting from a distribution from a defined contribution plan which is maintained by a Controlled Group Member and which meets the requirements of Section 401(a) of the Code.

"Supplement C" means Supplement C to the Plan, which provides for a leveraged employee stock ownership feature.

"Trust" means the trust established and maintained for the purposes of the Plan, which is administered by the Trustee in accordance with the provisions of this Trust Agreement.

"Trust Agreement" means this agreement between the Company and the Trustee as amended from time to time.

"Trust Fund" means, as of any date, all assets of the Plan held by the Trustee under this Trust Agreement as of such date.

"Trustee Transfer" means, as the context requires (a) a transfer to the Trust Fund of an amount on behalf of a participant directly by the trustee or custodian of a trust or custodial account maintained by a Controlled Group Member forming a part of a defined contribution plan meeting the requirements of Section 401(a) of the Code, and (b) a transfer by the Trustee on behalf of a participant of amounts credited to his account under the Plan to the trustee or custodian of a trust or custodial account forming part of a defined contribution plan which is maintained by a Controlled Group Member and which meets the requirements of Section 401(a) of the Code.

"Trustee" means The Northern Trust Company of New York, and any successor bank or trust company which shall accept the appointment to execute the duties of the Trustee as set forth herein.

"Valuation Date" means the last day of each Plan Year, or the end of any monthly or quarterly period specified by the Company, the Plan Administrator or the Investment Committee.

ARTICLE III
Contributions to and Distributions from the Trust Fund

3.1 Receipt of Contributions and Transfers. The Trustee shall receive and hold as part of the Trust Fund any participants' deposits, Employers' Contributions, transfers from the ESOP Trust, Trustee Transfers, and Rollover Contributions under the Plan paid to the Trustee from time to time; provided, however, that (1) participants' deposits shall be paid in cash, (2) Employers' Contributions shall be paid in cash or Company Shares, except that the Trustee may agree in writing to accept other specific non-cash Employers' Contributions, and (3) if any Trustee Transfer or Rollover Contribution includes property other than money or Company Shares, the Trustee may in its sole discretion refuse to accept such Trustee Transfer or Rollover Contribution, or may condition its acceptance of such Trustee Transfer or Rollover Contribution upon such terms and conditions as the Trustee may deem reasonable. The Trustee shall also receive and hold as part of the Trust Fund shares of DWDC in the DWDC Shares Account of the Trust and shares of Allstate in the Allstate Shares Account of the Trust. The Trustee shall not be required to determine that any contributions or deposits are in compliance with the Plan and shall be accountable only for the funds and other property actually received by it.

3.2 Distributions from the Trust Fund. The Trustee, upon the written direction of the Plan Administrator, shall (i) make distributions or Trustee Transfers, from the Trust Fund to such persons, in such manner, at such times, in such amounts, and such purposes as may be specified in such written direction, and upon such distribution being made, the amount thereof shall no longer constitute a part of the Trust Fund, or (ii) transfer funds to such commercial checking account in a federally insured banking institution (which may include the Trustee) as directed by the Plan Administrator, or otherwise in accordance with agreed upon procedures in which event the Plan Administrator shall be responsible for the issuance of benefit checks drawn on such account and associated tax withholding remittance and reporting, and the Trustee shall have no responsibility to account for funds held in or disbursed therefrom.

3.3 Withholding of Taxes. Notwithstanding Section 3.2 hereof, the Trustee may, in the absence of a contrary direction from the Plan Administrator, pay out of the Trust Fund or any benefit distributable therefrom, any estate, inheritance, income or other tax, charge or assessment (whether federal, state or local) attributable thereto. The Trustee shall give the Plan Administrator notice of its intention to make such payments as far in advance of each such payment as may be practicable, except that, with respect to federal income taxes, the Trustee may give a general notice of its intention to make such payments as required by law. The Trustee shall defer any payment described in this section if the Plan Administrator so requests and the Trustee is indemnified to its satisfaction. The Plan Administrator, and the Trustee, or either of them before making payment of any benefit, may require such release or other documents from any lawful taxing authority and such indemnity from the intended payee as they respectively consider necessary for their protection.

3.4 No Reversion to Employers. No part of the corpus or income of the Trust Fund shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of participants and other persons entitled to benefits under the Plan provided, however, that:

(a) The contributions of each Employer under the Plan are conditioned upon the deductibility thereof under Section 404 of the Code, and, to the extent any such deduction is disallowed, the Trustee shall, upon written request of that Employer, return the amount of the contribution (to the extent disallowed), reduced by the amount of any losses thereon, to that Employer within one year after the date the deduction is disallowed; and

(b) If a contribution or any portion thereof is made by any Employer by a mistake of fact, the Trustee shall, upon written request of that Employer, return the amount of the contribution or such portion, reduced by the amount of any losses thereon, to that Employer within one year after the date of payment to the Trustee

ARTICLE IV
Investment and Management of Trust Fund

4.1 Title to Assets. Subject to the following provisions of this Trust Agreement, the Trustee is vested with title to all the assets of the Trust and shall have full power and authority to do all acts necessary to carry out its duties hereunder.

4.2 Investment Powers of the Trustee. Except to the extent inconsistent with other provisions of this Trust Agreement or any provision of ERISA, the Trustee shall have the following powers with respect to the Trust and the Trust Fund:

(a) Investment in Company Shares. The Trustee shall invest the following portions of the Trust Fund in Company Shares:

(1) Except to the extent otherwise required for the day to day administration of the Plan, the entire portion of the Trust Fund which is attributable to Employers' Contributions (other than DWDC shares and Allstate shares held in accordance with the provisions of Article XII) shall be invested in Company Shares.

(2) Trust Fund assets attributable to participants' after tax deposits under the Plan shall be invested in Company Shares to the extent elected by participants in accordance with the terms of the Plan.

(3) Earnings and dividends on Company Shares, DWDC shares and Allstate shares and amounts transferred from the DWDC Shares Account or the Allstate Shares Account pursuant to subsection 12.3(c) shall be reinvested in Company Shares except as otherwise required by law or for day to day administration of the Plan.

(4) Pending investment in Company Shares, the amounts described in paragraphs 1 through 3 above may be retained on a short-term basis in cash or cash equivalents and may be deposited in any depository or any collective trust fund described in paragraph 4.2(b)(5).

(5) The Trustee shall not sell Company Shares to, or acquire Company Shares from, a party in interest (as defined in ERISA) or a disqualified person (as defined in the Code) unless (i) such sale or acquisition is for a price not less favorable to the Plan than the price determined under Section 408(e)(1) of ERISA and (ii) no commission is charged with respect to such sale or acquisition.

(b)  Other Investments.  With respect to the portion of the Trust
Fund which is not invested in Company Shares in accordance with the provisions of subsection 4.2 (a) hereof or in DWDC shares or Allstate shares in accordance with Article XII hereof, the Trustee shall have the following powers:

(1) to invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in stocks, bonds, debentures, notes, deposits which bear a reasonable rate of return, options, or shares of investment companies as defined in the Investment Company Act of 1940, or other securities, futures or other commodities, mortgages, real estate (including qualifying Employer real property within the meaning of Section 407(d)(5) of ERISA), real estate improvements, leaseholds, or in any income-producing securities or property, real or personal, and to enter into insurance contracts, including but not limited to group annuity contracts, deposit administration contracts, guaranteed income contracts and immediate participation guarantee contracts;

(2) to acquire, manage, sell, contract to sell, exchange, convey, transfer or otherwise dispose of any property held by it by private sale or contract or at public auction and to sell put and covered call options, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety or any such sale or other disposition;

(3) to vote (or refrain from voting), either in person or by general or limited proxy, any corporate securities for any purpose, provided that, in the case of securities held in any Investment Portfolio, such action shall be taken solely at the direction of the Investment Manager managing the Investment Portfolio in which such securities are held;

(4) to exercise or sell any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to and to join in or oppose any voting trusts, corporate reorganizations, consolidations, mergers, foreclosures, liquidations or other changes affecting corporate securities (other than Company Shares) and to delegate discretionary powers, to deposit securities and accept and hold other property received therefor and to pay any assessments or charges in connection therewith; and to generally exercise any powers of any owner with respect to stocks, bonds, securities or other property held in the Trust Fund;

(5) to invest all or any part of the assets of the Trust Fund in any collective trust fund, including a collective trust fund of the Trustee or of its affiliate, which is maintained as a medium for the collective investment of funds of pension, profit sharing or other employee benefit plans, and which is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code and any assets invested in such collective trust fund shall be held and invested pursuant to the terms and conditions of the trust agreement or declaration of trust establishing such trust, which are hereby incorporated by reference and shall prevail over any contrary provisions of this Trust Agreement;

(6) to grant, purchase, sell, exercise, permit to expire, permit to be held in escrow, and otherwise to acquire, dispose of, hold and generally deal in any manner with and in short-term money market investments, options and futures contracts (and options on futures contracts) with respect to financial instruments, interest rates or interest rate indices, and any group or index of securities (or any interest therein or based on the value thereof), in any combination and in connection therewith, to make any margin or option premium payments required by any futures commission merchant registered pursuant to the Commodity Exchange Act, and to deposit any property as collateral or make any margin or option premium payments to a broker-dealer registered under the Securities Exchange Act of 1934;

(7) to lend securities held by the Trustee and to receive and invest collateral provided by the borrower, all pursuant to a written agreement with the Investment Committee; the terms of the agreement between the Investment Committee and the Trustee shall be consistent with Department of Labor Prohibited Transaction Exemption 81-6 or any applicable successor exemption;

(8) to invest the assets of the Trust Fund in foreign investments and to cause global custodian services to be provided therefor; and

(9) to perform any and all other acts which are appropriate for the proper management, investment and reinvestment of the Trust
Fund.

4.3 Trustee's Administrative Powers. Except as otherwise expressly provided below, and in addition to the powers, rights and duties specifically given to the Trustee elsewhere herein, the Trustee shall exercise the following powers, rights and duties:

(a) to keep such reasonable portion of the Trust Fund (including but not limited to Investment Portfolios) in cash or cash balances (regardless of whether interest is paid on such balances and notwithstanding the Trustee's receipt of "float" from uninvested cash balances) with a bank or trust company (including the Trustee or an affiliate of the Trustee or any other organization acting as a fiduciary with respect to the Plan and the Trust) as the Trustee may from time to time deem to be in the best interests of the Trust, and the Trustee shall not be liable for any loss of interest on cash so held; provided that, if the Trustee shall not have received contrary instructions from the Investment Manager of an Investment Portfolio, the Trustee shall invest any cash of that Investment Portfolio in its custody in bonds, notes or other evidences of indebtedness having a maturity date not beyond five years from the date of purchase, United States Treasury bills, commercial paper, banker's acceptances and certificates of deposit, undivided interests or participations therein and (if subject to withdrawal on a daily or weekly basis) participations in common or collective funds composed thereof and regulated investment companies;

(b) to make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(c) to cause any investment held in the Trust Fund to be held in a corporate depository or federal book entry account system or registered in its own name or in the name of a nominee and to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

(d) to borrow money from any lender, to extend or renew any existing indebtedness and to mortgage or pledge any assets;

(e) to transfer the situs of any assets to any jurisdiction, appointing a substitute trustee (who may be an affiliate of the Trustee) to act with respect thereto and in connection therewith, to delegate to the substitute trustee any or all of the powers given to the Trustee, which may elect to act as advisor to the substitute trustee; and to remove any acting substitute trustee and appoint another, or reappoint itself; provided that the indicia of ownership of assets of the Trust Fund shall not be maintained outside the jurisdiction of the district courts of the United States other than as permitted by regulations promulgated by the Department of Labor;

(f) to execute and deliver necessary instruments and give full receipts and discharges; and

(g) at the direction of the Investment Committee, to accept and hold as a part of the Trust Fund the assets held by any trustee acting under any other trust which forms a part of the Plan, and to transfer all or any part of the Trust Fund to any other trustee acting under any other trust forming a part of the Plan.

4.4 Trustee's Discretionary Powers. Except as otherwise expressly provided herein and in the Plan, the Trustee in its sole discretion shall have the power:

(a) after consultation with the Investment Committee, to employ suitable agents, custodians, counsel and accountants (who may but need not be counsel to or accountants for the Company) and other persons they deem necessary or desirable to manage or protect the Trust Fund and to properly carry out the administration thereof and to pay them reasonable compensation; and to delegate to them and allocate among them, in writing, such powers, rights and duties (other than trustee responsibilities within the meaning of Section 405(c)(3) of ERISA) as the Trustee may consider necessary or advisable properly to carry out the Trustee's responsibilities, and in the same manner to revoke such delegation and allocation; the acceptance of such written delegation or allocation shall also be in writing; any action of the delegate or person to whom responsibilities have been allocated shall have the same force and effect for all purposes hereunder as if such action had been taken by the Trustee; the Trustee shall not be liable for the acts or omissions of delegates or persons to whom responsibilities have been allocated except as required by law;

(b) to begin, maintain or defend any litigation necessary in connection with the administration of the Trust, and to compromise, contest, arbitrate, prosecute or abandon claims in favor of or against the Trust Fund;

(c) to retain any funds or property subject to any dispute without liability for payment of interest, and to withhold payment or delivery thereof until final adjudication of the dispute by a court of competent jurisdiction or until an appropriate release is obtained;

(d) to furnish the Employers with such information as may be required by them for tax or other purposes in connection with the Plan and Trust Fund; and

(e) to do all acts whether or not expressly authorized which the Trustee may deem necessary or proper for the protection of the property held hereunder.

4.5 Voting and Tendering of Company Shares and Shares of DWDC and Allstate. Notwithstanding any other provisions of this Trust
Agreement:

(a)  Subject to the provisions of paragraph (d) below, Company
Shares held by the Trustee shall be voted as follows:

(1) Before each meeting of the Company's shareholders, each participant shall be furnished with a proxy statement for the meeting, together with an appropriate form on which the participant may provide voting instructions (including instructions on matters not specified in the proxy statement which may come before the meeting) for the Company Shares allocated to the participant's account under the Plan on the latest valuation date preceding the record date for such meeting for which the number of such shares has been provided to the Plan Administrator, less any partial withdrawal since that valuation date. Upon timely receipt of such instructions, such shares shall be voted as instructed.

(2) If the Trustee receives timely voting instructions with regard to at least fifty percent of the total outstanding Company Shares allocated to participants' accounts according to Section 4.5(a)(1), then Company Shares of any class for which the Trustee does not receive timely voting directions, including those shares which are not allocated to participants' accounts, shall be voted in the same proportion as all Company Shares of that class held under the Plan (including shares held in a separate trust fund) with respect to which directions are received by the Trustee or by any other trustee acting under the Plan. If the Trustee receives timely voting instructions with regard to less than fifty percent of the total outstanding Company Shares allocated to participants' accounts, then the Trustee shall vote unallocated and undirected allocated shares in its sole discretion.

(B) Subject to the provisions of paragraph (d) below, tender and exchange rights with respect to Company Shares held by the Trustee shall be exercised as follows:

(1) Each participant shall be furnished with a notice of any tender or exchange offer for, or a request or invitation for tender of, Company Shares, together with an appropriate form on which such participant may instruct the Trustee with respect to the tender or exchange of Company Shares allocated to his account. Company Shares as to which the Trustee has received timely instructions shall be tendered or exchanged in accordance with such instructions.

(2)Company Shares allocated to participants' accounts for which instructions are not timely received shall not be tendered or exchanged.

(3)Company Shares which are not allocated to participants' accounts shall be tendered or exchanged by the Trustee in its sole discretion.

(c) The Company and the Trustee shall take all reasonable steps necessary to assure that participants' individual directions shall remain confidential. Notwithstanding the foregoing, the Trustee shall provide such information with respect to the tender or exchange of Company Shares as an independent record keeper may require for operation of the Plan if such record keeper agrees to keep such information confidential. The Trustee shall cooperate with the trustee or trustees of any other trust forming a part of the Plan to the extent necessary to facilitate the exercise of voting, tender and exchange rights in accordance with the terms of the applicable trust agreement;

(d) Notwithstanding the foregoing, in the event that the Trustee determines that any direction by a participant pursuant to the provisions of paragraph (a) or (b) above is not "proper" under
Section 403(a) of ERISA, and that following such direction would constitute a violation of ERISA, the Trustee shall have the absolute discretion to disregard such direction and to take such action or actions as it deems appropriate under the circumstances to properly discharge its fiduciary duties.

(e) The Trustee is hereby authorized to execute such ballots, proxies or other instruments as may be necessary or desirable in order to effectuate the provisions of this Section 4.5;

(f) The Trustee may request an independent auditor to provide within 120 days after any meeting of the Company's shareholders held, a report that certifies whether (i) Company Shares allocated to Plan participants' accounts were voted by the Trustee in accordance with the directions of Plan participants, and (ii) to the extent required by Section 4.5(a)(2), Company shares allocated to participants' accounts for which proper instructions were not received and unallocated Company Shares were voted by Trustee in the same proportions as the Company Shares voted in accordance with participants' instructions. The Plan Administrator shall promptly disclose the information provided in such report to Plan participants in a manner that the Plan Administrator deems appropriate; and

(g) Voting, tender and exchange rights with respect to shares of DWDC and shares of Allstate held by the Trustee shall be exercised in the same manner as such rights are exercised with respect to Company Shares as described in this Section 4.5, except that the provisions of subsection 4.5 (f) shall not apply.

4.6 Administration of the Plan. The Trustee has no responsibility for administration of the Plan, which is the sole responsibility of the Profit Sharing Plan Administrator.

4.7   The Investment Committee.  The members of the Investment
Committee shall be appointed by the Company and shall serve at the pleasure of the Company.

4.8 General Powers, Rights and Duties of Investment Committee and Investment Managers. Except as otherwise specifically provided, and in addition to the powers, rights and duties specifically given to the Investment Committee elsewhere herein, the Investment Committee shall have the following rights, powers and duties:

(a) to determine the portion of the Plan assets that shall be held under each trust which forms a part of the Plan and, with respect to that portion of the Trust Fund which is not invested or required to be invested in Company Shares, DWDC shares or Allstate shares, to direct the Trustee with respect to the acquisition, retention and disposition of Plan assets, and to monitor the diversification of the investments of the Trust Fund:

(b) to furnish the Trustee and the Company with such information as may be required by them for any purpose related to the Plan;

(c) to adopt such rules of procedure and regulations as in the Investment Committee's opinion may be necessary for the proper and efficient performance of the Investment Committee's duties and responsibilities;

(d) to appoint an Executive Director -- Investments, and a Secretary, who may, but need not, be members of the Investment Committee, and to employ such other agents, attorneys, accountants, investment advisors and other persons and to delegate to them and allocate among them (or among members of the Investment Committee), in writing, such powers, rights and duties as the Investment Committee may consider necessary or advisable properly to carry out the Investment Committee's responsibilities, and in the same manner to revoke such delegation and allocation; the acceptance of such written delegation or allocation shall also be in writing; any action of the delegate or person to whom responsibilities have been allocated shall have the same force and effect for all purposes hereunder as if such action had been taken by the Investment Committee; neither the Investment Committee nor any of its members (other than a member to whom responsibilities have been allocated) shall be liable for the acts or omissions of such delegates or persons to whom responsibilities have been allocated except as required by law; and

(e) without limiting the generality of (d) above, to appoint and remove an Investment Manager to manage (with power to acquire and dispose of) all or such portions of the Trust Fund as shall be specified in writing (the "Investment Portfolio") which Investment Manager may or may not be a subsidiary of the Company, and to delegate to any such Investment Manager all of the powers, authorities and discretions granted to the Trustee or the Investment Committee hereunder (including the power to delegate and the power, with notice to the Investment Committee, to appoint an Investment Manager), in which event the Trustee shall follow such instructions and shall be under no duty to determine whether any direction received from the Investment Manager is proper or within the terms of this Trust Agreement; provided, however, that the power and authority to manage, acquire, or dispose of any asset of the Plan shall not be delegated except to an Investment Manager, and provided further that the acceptance by any Investment Manager of such appointment and delegation shall be in writing, and the Investment Committee shall give notice to the Trustee, in writing, of any appointment of, delegation to or removal of an Investment Manager. An Investment Manager so appointed shall furnish the Trustee with the name and specimen signature of each individual who is authorized to act on behalf of the Investment Manager. Thereafter, the Trustee shall have no authority, responsibility or liability to the Investment Committee, the Company, any other Employer or any participant in or beneficiary of the Trust for acting upon any direction received from any such individual unless and until the Investment Committee revokes the authority of such individual or of the Investment Manager by written direction to the Trustee.

With respect to each Investment Portfolio, the Investment Manager thereof shall direct the Trustee with respect to the exercise of the investment powers granted to it under Article IV. Any limitations on an Investment Manager's powers and discretionary authority shall be contained in the written agreement appointing the Investment Manager. Except as modified in this Section, the Trustee's powers and duties with respect to an Investment Portfolio shall be the same as their powers and duties with respect to other aspects of the Trust Fund. The fees and expenses of an Investment Manager, except to the extent paid by an Employer, shall be paid from the Trust Fund.

4.9 Investment Committee and Plan Administrator Instructions to the Trustee. The Company shall certify to the Trustee and the custodian the name of the Plan Administrator and the names of the members of the Investment Committee acting from time to time, and the Trustee shall not be charged with knowledge of a change in the membership of the Investment Committee until so notified by the Company. The Trustee may rely upon an instrument of designation signed by the Plan Administrator or by such one or more of the Secretary or members of the Investment Committee, or by such other person or persons as shall be designated by either the Plan Administrator or the Investment Committee to act on its behalf and filed with the Trustee and shall have no responsibility for any action taken by them in accordance with any such written direction, or for the failure to act in the absence of such written direction. Notwithstanding the foregoing, the Trustee may act on directions given by telephone or other telephonic means, which directions shall be promptly confirmed in writing.

4.10 Named Fiduciaries. Each participant shall be a "named fiduciary" within the meaning of Section 402 of ERISA to the extent of his authority under Section 4.5 to exercise voting, tender and exchange rights with respect to Company Shares, shares of DWDC and shares of Allstate allocated to his accounts under the Plan and with respect to a proportionate share of the unallocated Company Shares and the allocated Company Shares, shares of DWDC and shares of Allstate for which other participants do not give timely voting instructions to the Trustee in accordance with Section 4.5. Each participant shall also be a "named fiduciary" within the meaning of
Section 402 of ERISA to the extent of his authority to elect either the continued holding of DWDC shares or Allstate shares or the sale of such shares and reinvestment of proceeds in Company Shares, as set forth in subsections 5.3(a) and 5.3(b) of the Plan.

ARTICLE V
Accounting

5.1 Valuation of Trust Fund. As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund and each investment fund or account thereof and shall notify the Plan Administrator within 60 days after the Valuation Date in writing of the determination. The fair market value of the Trust Fund shall be the fair market value of all securities and other assets then held in such fund, including all income received during the valuation period. If the Plan holds any Company securities which are not readily tradable on an established securities market, such securities shall be valued by an independent appraiser within the meaning of Section 401(a)(28) of the Code. Subject to the preceding sentence, in determining fair market value, the Trustee may rely upon any information it believes to be reliable, including appraisals, reports of sales and of bid and asked prices of issues listed on an exchange as disclosed in newspapers of general circulation or in generally recognized financial services, quotations with respect to unlisted issues as supplied by any reputable broker or investment bank or from any other source that the Trustee believes to be reliable, or the Trustee may make such determination based upon their own analysis of such records or reports of any company issuing such stock or other securities as are made available to them; provided that the Trustee may rely conclusively upon the determination of the Investment Manager of each Investment Portfolio with respect to the fair market value of those assets allocated to such Investment Portfolio which the Trustee deems not to have a readily ascertainable value, and the Trustee shall have no responsibility with respect thereto. The Trustee's determination with respect to fair market value shall be final and conclusive upon all persons.

5.2 Recordkeeping for Trust Fund. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, in accordance with generally accepted accounting principles for profit sharing plans, and shall keep such other records and accounts as the Company may specify. All accounts, books and records relating to such transactions shall be open to inspection and audit at all reasonable times by any person designated by the Company. Unless otherwise agreed in writing, the Trustee shall have no duty to maintain records showing the interests of each participant under the Plan.

5.3 Annual and Final Accounts. Within 120 days following the close of each Plan Year or, at the request of the Company, Plan Administrator, Investment Committee or any Trustee (including the removed Trustee) upon the removal or resignation of the Trustee as provided in Section 8.1 hereof, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee during such Plan Year or during the period from the close of the last Plan Year to date of such removal or resignation, and setting forth the current value of the Trust Fund. In addition, within 120 days of the end of the Plan Year, the Trustee shall render to the Plan Administrator a list showing each asset of the Trust Fund as of the last day of the Plan Year and its cost and its fair market value.

If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to a settlement of its account by any appropriate court.

An account of the Trustee may be approved by the Company and Investment Committee by written notice delivered to the Trustee or by failure to object to the account by written notice delivered to the Trustee within 180 days of the date upon which the account was delivered to the Company and Investment Committee. To the extent permitted by applicable law, the approval of an account shall constitute a full and complete discharge of the Trustee as to all matters set forth in that account as if the account had been settled by a court of competent jurisdiction in an action or proceeding to which the Trustee, the Company and the Investment Committee were parties. In no event shall the Trustee be precluded from having the accounts of the Trustee settled by a judicial proceeding.

ARTICLE VI
Expenses and Compensation of Trustee

6.1 Compensation and Expenses. The Trustee shall pay from the Trust fund all of the Trustee's expenses, taxes and charges (including fees of persons employed by it in accordance with Section 4.4(a)) and such reasonable compensation to the Trustee as may from time to time be agreed upon in writing by the Company or an officer thereof incurred in connection with the collection, administration, management, investment, protection and distribution of the Trust Fund, except to the extent such expenses, taxes and charges are paid by the Employers. To the extent that the foregoing expenses are paid directly by the Employers, the Trustee shall reimburse the Employers from the Trust Fund to the extent directed by the Company. All other costs and expenses incurred with respect to the collection, administration, management, investment, protection and distribution of the Trust Fund and administration of the Plan (including, to the extent permitted by law all direct expenses incurred by the Company or any Controlled Group Members in providing administrative and asset management services and office space to the Plan or otherwise incurred by them in connection with the Plan or Trust Fund) shall be paid from or reimbursed out of the Trust Fund in accordance with the directions of the Company.

ARTICLE VII
Protection of Trustee

7.1 Fiduciary Responsibility. The Trustee, any Investment Manager, and any other fiduciaries with respect to the Plan or under this Trust Agreement shall discharge their duties hereunder or thereunder solely in the interest of participants and beneficiaries, for the exclusive purpose of providing benefits and defraying reasonable expenses of administration, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, by diversifying the investments of the Plan (except insofar as the assets of the Plan are invested in Company Shares) so as to minimize the risk of large losses and in accordance with the documents and instruments governing the Plan and Trust Fund insofar as such documents and instruments are consistent with ERISA.

7.2 Trustee Protected in Following Documents. The Trustee shall not be responsible in any way for the adequacy of the Trust Fund to meet and discharge any or all liabilities under the Plan, for guaranteeing the assets of the Plan from loss or depreciation, for ascertaining whether any direction received by the Trustee from the Plan Administrator, Investment Committee, any Investment Manager, or the Company is proper and in compliance with the terms of the Plan or the Trust Agreement or to see to the application of any distribution or, with respect to deposits made to a commercial banking account by the Plan Administrator, to account for funds retained therein or disbursed by the Plan Administrator or to prepare any informational returns for tax purposes as to distributions made from such commercial banking account or the Trust Fund, unless otherwise agreed.

The Trustee may seek clarification when the directions it receives from the Plan Administrator, Investment Committee, Investment Manager or the Company are unclear or ambiguous and the Trustee will not be required to act upon such directions until clarification is obtained. In the event that the Trustee receives conflicting directions from the Investment Committee and an Investment Manager, the direction of the Investment Committee shall prevail.

Unless otherwise required by law, the liability of the Trustee, the Plan Administrator, the Investment Committee, any Investment Manager, the Company or any other person to make any payment under the Plan shall be limited to the assets held by the Trustee which are available for that purpose. The powers, duties and responsibilities of the Trustee shall be limited to those set forth in this Trust Agreement, and nothing contained in the Plan, either expressly or by implication, shall be deemed to impose any additional powers, duties or responsibilities on the Trustee.

The Trustee shall be accountable only to the Employers for any payment, allocation, or distribution made by them in good faith on the order or direction of the Plan Administrator or the Company.

The Trustee shall not be liable for any distribution made in good faith without actual notice or knowledge of the changed condition or status of any recipient. If any distribution made by the Trustee is returned unclaimed or is not presented for payment within a reasonable time, the Trustee shall notify the Plan Administrator and shall dispose of the distribution as the Plan Administrator shall direct. Except as required by ERISA, neither the Trustee, the Plan Administrator nor any Employer shall be required to search for or locate a participant or beneficiary whose distribution is returned unclaimed or is not presented for payment.

The Trustee shall be fully protected in acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

7.3 Indemnification of the Trustee. The Trustee shall be indemnified, held harmless and promptly reimbursed by the Company against all claims, liabilities, fines and penalties and all expenses (including, but not limited to, attorney fees) reasonably incurred by or imposed upon the Trustee which arise as a result of its actions or failure to act by reason of serving as Trustee, to the extent lawfully allowable provided that notwithstanding the foregoing, (a) the Trustee shall not be indemnified for its negligence, for willful breach of responsibility, for actions or failures to act taken in bad faith, or for its violations of ERISA with respect to the specific duties allocated to the Trustee under this Trust Agreement, and (b) the Company shall not indemnify the Trustee for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise.

7.4 Indemnification of Other Fiduciaries. To the maximum extent permitted by law, none of the Plan Administrator, any present or former Investment Committee member, nor any person who is or was a director, officer, or employee of an Employer, shall be personally liable for any act done or omitted to be done in the administration of the Plan or this Trust Agreement, or the investment of the Trust Fund, unless such person acted dishonestly. Any employee of an Employer to whom the Investment Committee, the Plan Administrator, or the Company has delegated any portion of its responsibilities under the Plan, any person who is or was a director or officer of an Employer, the Plan Administrator, members and former members of the Investment Committee, and each of them, shall, to the maximum extent permitted by law, be indemnified and saved harmless by the Employers (to the extent not indemnified and saved harmless under any liability insurance or other indemnification arrangement with respect to the Plan, the Trust Fund or this Trust Agreement) from and against any and all liability or claim of liability to which they may be subjected by reason of any act done or to be done in connection with the administration of the Plan or this Trust or the investment of the Trust Fund, including all expenses reasonably incurred in their defense if the Employers fail to provide such defense, unless such person acted dishonestly.

Any final judgment or decree which may be rendered against the Plan, the Investment Committee or any other fiduciary with respect to the Plan which is not predicated upon a breach of fiduciary responsibility shall be satisfied from the Plan assets and not from the individual assets of the members of the Investment Committee or other fiduciaries.

If a legal action begun against the Plan Administrator, any Employer, the Investment Committee or any member or members thereof, or their agents, or an Investment Manager, by or on behalf of any person results adversely to such person, or if a legal action arises because of conflicting claims to the benefits of a participant or beneficiary, the cost to the Plan Administrator, the Employers, the Investment Committee or any member or members thereof or their agents, or any Investment Manager of defending such action shall be charged, to the extent permitted by law, to the sums, if any, which were involved in the action or were payable to the participant or beneficiary concerned.

The indemnification provisions of this Agreement shall be binding upon and inure to the benefit of the assigns, successors and legal representatives of the parties hereto. The Company hereby agrees that in the event of a sale of all or substantially all of its assets to another person, it will endeavor to take such actions as are necessary to provide for fulfillment of its obligations hereunder.

ARTICLE VIII
Change of Trustee

8.1 Resignation. The Trustee may resign at any time by giving forty--five days' advance written notice to the Company and the Employers.

8.2 Removal of Trustee. The Company may remove the Trustee by giving 10 days' advance written notice to the Trustee and the Employers, subject to providing the removed Trustee with satisfactory written evidence of the appointment of a successor
Trustee and of the successor Trustee's acceptance of the trusteeship.

8.3 Duties of Resigning or Removed Trustee and of Successor Trustee. If the Trustee resigns or is removed, it shall promptly transfer and deliver the assets of the Trust Fund to the successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for its fees and expenses and any sums chargeable against the Trust Fund for which it may be liable. Within 120 days, the resigned or removed Trustee shall furnish to the Investment Committee and the successor Trustee an account of its administration of the Trust from the date of its last account. Each successor Trustee shall succeed to the title to the Trust Fund vested in its predecessor without the signing or filing of any further instrument, but any resigning or removed Trustee shall execute all documents and do all acts necessary to vest such title of record in any successor Trustee. If any assets in the Trust Fund have been invested in a collective investment trust or group trust, any resigning or removed Trustee shall, at the direction of the Investment Committee, cause such investment to be liquidated at the earliest practical time after notice has been given or received by the trustee of such resignation or removal. Each successor shall have all the powers, rights and duties conferred by this Trust Agreement as if originally named Trustee. No successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee.

ARTICLE IX
Amendment and Termination

9.1 Amendment. The Company reserves the right at any time and from time to time to amend, retroactively, if necessary, in whole or in part, any or all of the provisions of this Trust Agreement; provided that (a) no such amendment which substantially affects the rights, or increases the duties or responsibilities of the Trustee may be made without the Trustee's consent and (b) no such amendment shall authorize or permit any part of the corpus or income of the Trust Fund to be used or diverted to purposes other than for the exclusive benefit of participants, and their beneficiaries, or permit any portion of the Trust Fund to revert to or become the property of any Employer, except as may be permitted under the Plan or under Section 3.4 hereof or if required to obtain or retain qualification under section 401(a) of the Code, and (c) no amendment shall deprive any participant or any beneficiary of any of the benefits to which he is entitled under the Plan with respect to contributions previously made. Notice of such amendment shall be in writing and delivered promptly to the Trustee, the Investment Committee and the Plan Administrator.

9.2 Termination. In the event of the termination or partial termination of the Plan as provided therein, the Trustee shall dispose of the Trust Fund, in cash or in kind or partly in each as directed by the Investment Committee; provided that the Trustee may reserve such reasonable amount as the Trustee may deem necessary to satisfy outstanding and accrued charges against the Trust Fund. At no time shall any part of the corpus or income of the Trust Fund be used to satisfy or be diverted to purposes other than for the exclusive benefit of participants and their beneficiaries, except as may be permitted under the Plan or under Section 3.4 hereof or required to obtain or retain qualification under Section 401(a) of the Code.

ARTICLE X
Adoption by Controlled Group Members

10.1 Employer Joinder. Any entity which has adopted the Plan and Trust pursuant to the provisions of the Plan shall become a party to this Trust Agreement and shall be an Employer hereunder. Thereafter the Trustee shall receive and hold, as part of the Trust Fund and subject to the provisions of this Trust Agreement, the contributions made under the Plan by such Employer, and the deposits made by the participants who are employees of such Employer.

When the Trust is adopted by an Employer, such Employer shall be bound by the decisions, instruments, actions and directions of the Trustee, Investment Committee, Investment Manager, Plan Administrator and the Company under this Trust Agreement. The Trustee shall not be required to give notice to, or obtain the consent of any such Employer with respect to any action which is taken by the Trustee pursuant to this Trust Agreement, and the Investment Committee, Investment Manager, Plan Administrator and the Company shall have the sole authority to enforce this Trust Agreement on behalf of any such Employer.

10.2 Withdrawal by an Employer. In the event a division or an Employer other than the Company withdraws from the Plan and Trust, the Trustee, upon receipt of written notice authorizing the withdrawal in accordance with the Plan, shall segregate the accrued benefits of participants who are employees of the withdrawing division or Employer (as determined by the Plan Administrator and specified in writing to the Trustee) and make disposition thereof in accordance with the direction of the Plan Administrator.

10.3 Common Fund. The Trustee shall not be required to make any separate investment of the Trust Fund for the accounts of the several Employers and employees or former employees employed by them, respectively (or their beneficiaries) and may administer and invest all Employer Contributions and all deposits by participants made under the Plan as one Trust Fund. If, for any purpose, it becomes necessary to determine the portion of the Trust Fund allocable to all, or any group of, employees or former employees of any one of the Employers (or their beneficiaries) as of any date, such portion of the Trust Fund shall be an amount equal to the aggregate of the account balances under the Plan of all such persons, after all accounting adjustments under the Plan required as of such date shall have been made.

10.4 Employers. Any "Related Company" (as defined below) which is an Employer under the Plan shall be a party to this Trust Agreement. The Committee shall provide written notice to the Trustee of all such Related Companies which have adopted the Plan and shall provide such evidence thereof as the Trustee may reasonably require. The term "Related Company" means any trade or business, whether or not it is incorporated, during any period that it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and (c) of the Code.

ARTICLE XI
Miscellaneous

11.1 Action by the Company. Any action required to be taken by the Company hereunder shall be by resolution of its Board of Directors or by written direction of such one or more of its officers or agents as shall be designated by resolution of its Board of Directors to act for the Company.

The Trustee may rely upon a certified copy of a resolution or other written direction filed with the Trustee and shall have no responsibility for any action taken in accordance with any such resolution or direction.

11.2 Litigation. Necessary parties to any accounting, litigation, or other proceedings against the Plan shall include only the Trustee or the Plan Administrator in their capacity as such.

11.3 Invalidity of Certain Provisions. If any provision of this Trust Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions hereof and this Trust Agreement shall be construed and enforced as if such provisions, to the extent illegal, invalid or unenforceable, had not been included.

11.4 Company Merger. In the event that any successor corporation to the Company, by merger, consolidation, purchase or otherwise, shall elect to adopt the Plan, such successor corporation shall be substituted hereunder for the Company, upon the filing in writing of its election to do so with the Trustee, the Investment Committee and the Plan Administrator.

11.5 Counterparts. This Trust Agreement may be executed in two or more counterparts, any one of which will be an original without reference to the others.

11.6 Successors. This Trust Agreement shall be binding on all persons entitled to benefits under the Plan and their respective heirs and legal representatives, on the Employers and their successors and assigns, on the Trustee and its successors, and on the Investment Committee members and their successors.

11.7 Gender and Number. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, and singular the plural.

11.8 Headings. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Trust
Agreement, the text shall control.

11.9 Law Governing. This Trust Agreement shall be construed according to the laws of the state of New York, other than its law respecting choice of law, except to the extent such laws are superseded by the laws of the United States. Notwithstanding any provision herein to the contrary, the Trustee shall exercise its duties and responsibilities under this Trust Agreement in accordance with the applicable provisions of ERISA.

11.10 Warranty. The Employers warrant that the bonding requirements of Section 412 of ERISA have been met.

11.11 Disagreement as to Acts. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction.

11.12 Persons Dealing With Trustee. No person dealing with the Trustee shall be required to see to the application of any money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to any authority granted to it under this Trust Agreement.

11.13 Evidence. Evidence required of anyone under this Trust Agreement may be by certificate, affidavit, document or other instrument which the person acting in reliance thereon considers pertinent and reliable, and signed, made or represented by the proper party.

11.14   Waiver of Notice.  Any notice required under this Trust
Agreement may be waived by the person entitled thereto.

11.15 Service of Legal Process. If the Trustee receives service of summons, subpoena or other legal process of any court with respect to any action relating to any Plan or this Trust Agreement, it shall promptly inform the Company of such service and, at the request of the Company, shall provide it with a copy of the document served.

11.16 Facsimile and Electronic Transmissions. Facsimile and electronic transmissions shall be deemed to be "written" for all purposes of this Trust Agreement.

ARTICLE XII
DWDC Shares Account and Allstate Shares Account

12.1 Establishment of DWDC Shares Account and Allstate Shares Account. Prior to January 1, 1995, The Northern Trust Company served as the Institutional Trustee for the DWDC Shares Sub-Trust, which was part of The Savings and Profit Sharing Fund of Sears Employees Trust Agreement, which had responsibilities and rights different than the remainder of the Trust Fund. Because The Northern Trust Company of New York, effective as of January 1, 1995, commenced to serve as Trustee for all assets in the Trust Fund, the need for a separate DWDC Shares Sub-Trust was eliminated; however, because of the unique limitations which apply to the DWDC Shares in the Trust Fund, the former DWDC Shares Sub-Trust was changed to the "DWDC Shares Account" of the Trust. The DWDC Shares Account will hold all of the shares of DWDC that were received as dividends with respect to Company Shares held by the Trust. There shall also be established hereunder an "Allstate Shares Account" that will hold all of the shares of Allstate that are received as dividends with respect to Company Shares held by the Trust.

12.2 Management Of the DWDC Shares Account and Allstate Shares Account. The Trustee shall have full power and authority to do all acts necessary to carry out its duties hereunder with respect to the DWDC Shares Account and the Allstate Shares Account. Subject to the following provisions of this Article XII,

(a) the Trustee shall have, with respect to the DWDC Shares Account and the Allstate Shares Account, all of the powers (including, without limitation, the investment powers, administrative powers and discretionary powers) granted under this Trust Agreement to the Trustee with respect to the Trust and the Trust Fund, provided, however, the Trustee may exercise any such powers in its sole discretion without the receipt of a direction from another fiduciary;

(b) the Trustee shall have the power to make the determinations described in Article I hereof and subsection 5.3(a) or 5.3(b) of the Plan; and

(c) all of the provisions of this Trust Agreement shall be deemed to have been incorporated into this Article XII as an agreement (the "DWDC Shares Account and Allstate Shares Account Agreement") between the Company and the Trustee governing the management and administration of the DWDC Shares Account and the Allstate Shares Account.

12.3 DWDC Shares Account and Allstate Shares Account Assets. (a) Except as otherwise required by ERISA, the assets of the DWDC Shares Account and the Allstate Shares Account shall consist solely of (i) shares of DWDC or Allstate, respectively, received as dividends with respect to Company Shares held by the Trust, (ii) any additional shares of DWDC or Allstate, respectively, received by the Trustee as a result of any stock dividends or stock splits;

(b) All cash dividends received with respect to shares of DWDC held in the DWDC Shares Account or shares of Allstate held in the Allstate Shares Account shall be transferred from the DWDC Shares Account or Allstate Shares Account and invested pursuant to subsection 4.2(a)(3) hereof; and

(c) All cash or other proceeds received upon the disposition of shares of DWDC held in the DWDC Shares Account or shares of Allstate held in the Allstate Shares Account shall be transferred from the DWDC Shares Account or Allstate Shares Account and invested pursuant to subsection 4.2(a)(3) hereof.

IN WITNESS WHEREOF, the Company has caused this Trust Agreement to be signed and its corporate seal to be hereunto affixed and attested by its duly authorized officers, and the Trustees have executed this Trust Agreement, on the day and year first above written.


SEARS, ROEBUCK AND CO.

By:/s/JAMES M. DENNY
James M. Denny
Vice Chairman

ATTEST:

/s/DAVID SHUTE
Secretary


By:/s/PHILIP OLDMAN
The Northern Trust Company
of New York as Trustee
Vice President